Exhibit 99.906CERT

CERTIFICATIONS

I, Joseph F. Keefe, principal executive officer of Pax World Funds Series Trust I (the “Registrant”), certify that to my knowledge:

1.             The Form N-CSR of the Registrant for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Form N-CSR of the Registrant for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 28, 2007

/s/ Joseph F. Keefe
Joseph F. Keefe
President (Principal Executive Officer)

I, Alicia K. DuBois, principal financial officer of Pax World Funds Series Trust I (the “Registrant”), certify that to my knowledge:

1.             The Form N-CSR of the Registrant for the period ended June 30, 2007 fully compiles with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Form N-CSR of the Registrant for the period ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 28, 2007

/s/ Alicia K. DuBois
Alicia K. DuBois
Treasurer (Principal Financial Officer)